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Press Release

FOR MORE INFORMATION, CONTACT:
Theodore Stalick, VP/CFO
(323) 937-1060
www.mercuryinsurance.com
For Release: January 12, 2015

MERCURY GENERAL CORPORATION RECEIVES NOTICE OF DECISION
FROM CALIFORNIA DEPARTMENT OF INSURANCE

Los Angeles, California …. Mercury General Corporation (NYSE: MCY) On January 10, 2015, the Company received notice that the California Department of Insurance adopted a decision made by a California Administrative Law Judge related to a Notice of Non-Compliance originally issued in February 2004.  The decision states that from the period July 1, 1996 through 2006, Mercury’s de facto insurance agents charged and collected unapproved “broker fees” that constituted premium in excess of the rates approved for Mercury and assesses a civil penalty in the amount of $27,593,550 against Mercury.

The Company is highly disappointed and strongly disagrees with the Insurance Commissioner's determination that Mercury violated California’s rate laws and with his decision to impose a penalty.  It is our strong belief that this decision is contrary to California’s rate laws, due process, and basic notions of fairness.  The Company intends to vigorously litigate this matter of law and we expect to ultimately prevail on the merits in a court of law. Nevertheless, we have evaluated the matter in accordance with Generally Accepted Accounting Principles and concluded that they require us to set up a liability for the assessment, which is not deductible for tax purposes, as of December 31, 2014.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company’s website at http://www.mercuryinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and general economic conditions, including general market risks associated with the Company's investment portfolio; the accuracy and adequacy of the Company's pricing methodologies; catastrophes in the markets served by the Company; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in states where the Company operates; legislation adverse to the automobile insurance industry or business generally that may be enacted in the states where the Company operates; the Company's success in managing its business in non-California states; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's filings with the Securities and Exchange Commission.